EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference on Form S-3 of our report dated March 11, 2005, relating to the financial statements of Hughes Network Systems, Inc. appearing in the Current Report on Form 8-K of SkyTerra Communications, Inc. dated April 25, 2005 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Baltimore, Maryland
April 25, 2005